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                                                                    EXHIBIT 99.5
                             MANAGEMENT AGREEMENT

     This Agreement, made on the 31st day of December, 1986, amended on the 24th day of February, 1995, and amended on the 21st day of February, 1997 by and between MERRILL LYNCH RETIREMENT SERIES TRUST, a Massachusetts business trust (hereinafter referred to as the "Trust"), and MERRILL LYNCH ASSET MANAGEMENT, L.P., a Delaware limited partnership (hereinafter referred to as the "Manager").


                              W I T N E S S E T H:

     WHEREAS, the Trust is engaged in business as a diversified open-end investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

     WHEREAS, the Trust is authorized to establish separate series, each of which will offer a separate class of shares to various types of retirement plans; and

     WHEREAS, the Trust has established the MERRILL LYNCH RETIREMENT RESERVES MONEY FUND (the "Money Market Fund") as the initial series of the Trust; and

     WHEREAS, the Manager is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

     WHEREAS, the Trust desires to retain the Manager to render management and investment advisory services to the Trust and Money Market Fund in the manner and on the terms hereinafter set forth; and

     WHEREAS, the Manager is willing to provide management and investment advisory services to the Trust and the Money Market Fund on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Manager hereby agree as follows:


                                   ARTICLE I

                             DUTIES OF THE MANAGER


     The Trust hereby employs the Manager to act as the manager and investment adviser of the Money Market Fund and to furnish, or arrange for affiliates to furnish, the management and investment advisory services described below, subject to the supervision of the Trustees of the Trust, for the period and on the terms and conditions set forth in this Agreement. The Manager hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Manager and its affiliates shall all purposes herein be deemed to be an
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independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Money Market Fund in any way or otherwise be deemed an agent of the Trust or the Money Market Fund.

     (a)  Management Services.   The Manager shall perform (or arrange for the
performance by affiliates of) the management and administrative services necessary for the operation of the Trust and the Money Market Fund including processing shareholder orders, administering shareholder accounts and handling shareholder relations. The Manager shall provide the Trust and the Money Market Fund with office space, equipment and facilities and such other services as the Manager, subject to review by the Trustees, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Manager shall also, on behalf of the Trust and the Money Market Fund, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder service agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Manager shall make reports to the Trustees of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Trust and the Money Market Fund as it shall determine to be desirable.

     (b) Investment Advisory Services. The Manager shall provide the Trust with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of the Money Market Fund, shall furnish continuously an investment program for the Money Market Fund and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Money Market Fund shall be held in the various money market securities or cash, subject always to the restrictions of the Declaration of Trust and By-Laws of the Trust, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Trust's investment objectives, investment policies and investment restrictions as the same are set forth in the currently effective prospectus and statement of additional information relating to the shares of beneficial interest of the Money Market Fund under the Securities Act of 1933, as amended (the "Prospectus" and "Statement of Additional Information", respectively). The Manager shall also make decisions for the Trust as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Trust's portfolio securities shall be exercised. Should the Trustees at any time, however, make any definite determination as to investment policy and notify the Manager thereof in writing, the Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Manager shall take, on behalf of the Money Market Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Money Market Fund's account with brokers or dealers selected by it, and to that end, the Manager is authorized as the agent of the Trust to give instructions to the Custodian of the Money Market Fund as to deliveries of securities and payments of cash for the account of the Money Market Fund. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Money Market Fund, the Manager is directed at all times to seek to obtain execution and price within the policy guidelines determined by the Trustees of the Trust and set forth in the Prospectus and Statement of Additional Information. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Manager may select brokers or dealers with which it or the Trust is affiliated.

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                                  ARTICLE II

                       ALLOCATION OF CHARGES AND EXPENSES

     (a) The Manager. The Manager assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense, provide the office space, equipment and facilities which it is obligated to provide under Article I hereof, and shall pay all compensation of officers of the Trust and all compensation of trustees of the Trust who are affiliated persons of the Manager.

     (b) The Trust. The Trust assumes and shall pay or cause to be paid all other expenses of the Money Market Fund (except for the expenses incurred by the Distributor), including, without limitation: redemption expenses, expenses of portfolio transactions, expenses of registering shares under Federal and state securities laws, pricing costs (including the daily calculation of net asset value), expenses of printing shareholder reports and prospectuses, Securities and Exchange Commission fees, interest, taxes, fees and actual out-of-pocket expenses of trustees who are not affiliated persons of the Manager, fees for legal and auditing services, litigation expenses, costs of printing proxies and other expenses related to shareholder meetings, and other expenses properly payable by the Trust. It is also understood that the Trust will reimburse the Manager for its costs in providing accounting services to the Trust. The Distributor will pay certain of the expenses of the Money Market Fund incurred in connection with the continuous offering of Money Market Fund shares.

                                  ARTICLE III

                          COMPENSATION OF THE MANAGER

     (a) Management Fee. For the services rendered, the facilities furnished and the expenses assumed by the Manager, the Trust shall pay to the Manager compensation at the following annual rates calculated as hereinafter set forth, commencing on the day following effectiveness hereof:


                                                                  Advisory
                                                                    fee
                                                                 ----------

     Portion of average daily value of net assets:
          Not exceeding $1 billion....................................  0.50%
          In excess of $1 billion but not exceeding $2 billion........  0.45%
          In excess of $2 billion but not exceeding $3 billion........  0.40%
          In excess of $3 billion but not exceeding $4 billion........ 0.375%
          In excess of $4 billion but not exceeding $7 billion........  0.35%
          In excess of $7 billion but not exceeding $10 billion....... 0.325%
          In excess of $10 billion....................................  0.30%

Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and paid monthly by applying the annual rate to the average daily net assets of the Money Market Fund determined as of each business day. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part

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of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Subject to the provisions of subsection (b) hereof, payment of the Manager's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by subsection (b) hereof.

     (b) Expense Limitations. In the event the operating expenses of the Money Market Fund, including amounts payable to the Manager pursuant to subsection (a) hereof, for any fiscal year ending on a date on which this Agreement is in effect exceed the expense limitations applicable to the Money Market Fund imposed by applicable state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Manager shall reduce its management fee by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Money Market Fund in the amount of such excess, provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Money Market Fund. Whenever the expenses of the Money Market Fund exceed a pro-rata portion of the applicable annual expense limitations, the estimated amount of reimbursement under such limitations shall be applicable as an offset against the monthly payment of the fee due to the Manager. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Manager's fee shall be applicable.


                                   ARTICLE IV

                     LIMITATION OF LIABILITY OF THE MANAGER

     The Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Trust and the Money Market Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the term "Manager" shall include any affiliates of the Manager performing services for the Trust or the Money Market Fund contemplated hereby and directors, officers and employees of the Manager and such affiliates.


                                   ARTICLE V

                           ACTIVITIES OF THE MANAGER

     The services of the Manager to the Trust and the Money Market Fund are not to be deemed to be exclusive, the Manager being free to render services to others. It is understood that trustees, officers, employees and shareholders of the Trust and the Money Market Fund are or may become interested in the Manager, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of the Manager are or may become similarly interested in the Trust and the Money Market Fund, and that the Manager may become interested in the Trust and the Money Market Fund as shareholder or otherwise.

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                                 ARTICLE VI

                   DURATION AND TERMINATION OF THIS CONTRACT

     This Agreement shall become effective as of the date first above written and shall remain in force until January 31, 1998 and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Trustees of the Trusts or by the vote of a majority of the outstanding voting securities of the Money Market Fund, and (ii) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Money Market Fund, or by the Manager, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.


                                  ARTICLE VII

                          AMENDMENTS OF THIS AGREEMENT

     This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Trustees of the Trust, or by the vote of a majority of outstanding voting securities of the Money Market Fund, and (ii) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.


                                  ARTICLE VIII

                          DEFINITIONS OF CERTAIN TERMS

     The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.


                                   ARTICLE IX

                                 GOVERNING LAW

     This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

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                                   ARTICLE X

                              PERSONAL LIABILITY

     The Declaration of Trust establishing Merrill Lynch Retirement Series Trust, dated July 15, 1986, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts provides that the name "Merrill Lynch Retirement Series Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Merrill Lynch Retirement Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Merrill Lynch Retirement Series Trust, but the Trust Property only shall be liable.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                              MERRILL LYNCH RETIREMENT SERIES TRUST


                              By /s/ Mark B. Goldfus
                                 ------------------------------


                              MERRILL LYNCH ASSET MANAGEMENT, L.P.


                              By /s/ Philip L. Kirstein
                                 ------------------------------

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                  SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT
                                      WITH
                         MERRILL LYNCH ASSET MANAGEMENT


     As of January 1, 1994 Merrill Lynch Investment Management, Inc. d/b/a/ Merrill Lynch Asset Management was reorganized as a limited partnership, formally known as Merrill Lynch Asset Management, L.P. and continuing to do business under the name Merrill Lynch Asset Management ("MLAM"). The general partner of MLAM is Princeton Services, Inc. and the limited partners are Merrill Lynch Investment Management, Inc. and Merrill Lynch & Co., Inc. Pursuant to Rule 202(a)(1)-1 under the Investment Advisers Act of 1940 and Rule 2a-6 under the Investment Company Act of 1940 such reorganization did not constitute an assignment of this investment advisory agreement since it did not involve a change of control or management of the investment adviser. Pursuant to the requirements of Section 205 of the Investment Advisers Act of 1940, however, Merrill Lynch Asset Management hereby supplements this investment advisory agreement by undertaking to advise you of any change in the membership of the partnership within a reasonable time after any such change occurs.


                                                   By /s/ Arthur Zeikel
                                                     ----------------------


Dated: January 3, 1994

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